Hims & Hers Health, Inc. Reports Third Quarter 2024 Financial Results

Revenue of $401.6 million, up 77% year-over-year in Q3 2024

Net income of $75.6 million; Adjusted EBITDA of $51.1 million in Q3 2024

Subscribers grew to 2.0 million, up 44% year-over-year in Q3 2024

Raises full year 2024 revenue guidance to a range of $1.460 billion to $1.465 billion and Adjusted EBITDA guidance to a range of $173 million to $178 million

SAN FRANCISCO, November 4, 2024 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the third quarter ended September 30, 2024 in a shareholder letter that is posted at investors.hims.com.

“Improving momentum in both the Hims and Hers brands delivered another strong quarter of growth and profitability,” said Andrew Dudum, co-founder and CEO. “Our execution against a strategy that brings customers convenient, transparent, and affordable access to care designed specifically for them is allowing us to reach millions of individuals across the country. In the third quarter, we eclipsed 2 million subscribers on our platform, with more than 1 million utilizing a personalized solution. These are significant milestones and confirm we are on a path to helping an American in every household feel great through the power of better health.”

Yemi Okupe, CFO, stated, “Our model is rapidly gaining scale, driving accelerating top line growth, improving profitability and strong cash flow. We are seeing this strength across our business. Our new weight loss offering is helping a growing number of people and providing an accelerant to what was already a robust trajectory. These strong underlying trends continued as subscriber growth excluding contributions from our compounded GLP-1 solutions increased 40% year-over-year, benefiting from improving brand awareness, broader personalization initiatives, and new customers accessing care for multiple conditions. Our ability to unlock access to high-quality, personalized care continues to expand, further instilling confidence that our model is positioned to help tens of millions of individuals over time.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Subscribers (end of period)	2,047	1,426	44%	2,047	1,426	44%
Monthly Online Revenue per Average Subscriber	$67	$54	24%	$60	$55	9%

Net Orders	2,664	2,222	20%	7,652	6,378	20%
AOV	$147	$99	48%	$126	$95	33%

Revenue
(In Thousands, Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Online Revenue	$392,573	$219,665	79%	$967,177	$605,018	60%
Wholesale Revenue	8,983	7,034	28%	28,198	20,363	38%
Total revenue	$401,556	$226,699	77%	$995,375	$625,381	59%

Third Quarter 2024 Financial Highlights
•Revenue was $401.6 million for the third quarter of 2024 compared to $226.7 million for the third quarter of 2023, an increase of 77% year-over-year.
•Gross margin was 79% for the third quarter of 2024 compared to 83% for the third quarter of 2023.
•Net income was $75.6 million for the third quarter of 2024, which included a $60.8 million tax benefit related to the release of a tax valuation allowance, partially offset by current period tax expense. This compared to a net loss of $(7.6) million for the third quarter of 2023.
•Adjusted EBITDA was $51.1 million for the third quarter of 2024 compared to $12.3 million for the third quarter of 2023.
•Net cash provided by operating activities was $85.3 million for the third quarter of 2024 compared to $25.2 million for the third quarter of 2023.
•Free Cash Flow was $79.4 million for the third quarter of 2024 compared to $19.3 million for the third quarter of 2023.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income (loss) and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the fourth quarter 2024, we expect:
•Revenue of $465 million to $470 million.
•Adjusted EBITDA of $50 million to $55 million, reflecting an Adjusted EBITDA margin of 11% to 12%.

For the full year 2024, we expect:
•Revenue of $1.460 billion to $1.465 billion.
•Adjusted EBITDA of $173 million to $178 million, reflecting an Adjusted EBITDA margin of 12%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the third quarter 2024 results on November 4, 2024, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” “confident,” “confidence,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our medium- and long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings (including compounded, generic and branded GLP-1 medications), the timing and anticipated effect of any pending acquisitions, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings and experiences, including through the use of data analytics and artificial intelligence, our ability to reinvest into the customer experience, and our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of any litigation or governmental actions that may arise in relation to any such legal and regulatory requirement. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Commission may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined above).

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	September 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$165,518	$96,663
Short-term investments	88,553	124,318
Inventory	49,110	22,464
Prepaid expenses and other current assets	23,194	21,608
Total current assets	326,375	265,053
Restricted cash	856	856
Goodwill	112,728	110,881
Property, equipment, and software, net	52,144	36,143
Intangible assets, net	44,818	18,574
Operating lease right-of-use assets	10,884	9,588
Deferred tax assets, net	54,318	—
Other long-term assets	138	91
Total assets	$602,261	$441,186
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$75,444	$43,070
Accrued liabilities	43,224	28,972
Deferred revenue	32,184	7,733
Earn-out payable	—	7,412
Operating lease liabilities	1,793	1,281
Total current liabilities	152,645	88,468
Operating lease liabilities	9,565	8,667
Other long-term liabilities	—	22
Total liabilities	162,210	97,157
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 209,438,554 and 205,104,120 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of September 30, 2024 and December 31, 2023	22	21
Additional paid-in capital	707,962	712,307
Accumulated other comprehensive income (loss)	229	(124)
Accumulated deficit	(268,162)	(368,175)
Total stockholders' equity	440,051	344,029
Total liabilities and stockholders' equity	$602,261	$441,186

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$401,556	$226,699	$995,375	$625,381
Cost of revenue	83,670	39,391	191,781	114,490
Gross profit	317,886	187,308	803,594	510,891
Gross margin %	79%	83%	81%	82%
Operating expenses:(1)
Marketing	182,284	116,076	457,759	320,540
Operations and support	47,519	31,609	127,719	87,018
Technology and development	21,092	12,270	55,070	34,822
General and administrative	44,617	35,907	119,739	97,564
Total operating expenses	295,512	195,862	760,287	539,944
Income (loss) from operations	22,374	(8,554)	43,307	(29,053)
Other income (expense):
Change in fair value of liabilities	—	(588)	—	(1,056)
Other income, net	1,219	2,226	6,113	6,342
Total other income, net	1,219	1,638	6,113	5,286
Income (loss) before income taxes	23,593	(6,916)	49,420	(23,767)
Benefit (provision) for income taxes	51,995	(651)	50,593	(1,024)
Net income (loss)	75,588	(7,567)	100,013	(24,791)
Other comprehensive income	397	125	353	144
Total comprehensive income (loss)	$75,985	$(7,442)	$100,366	$(24,647)

Net income (loss) per share attributable to common stockholders:
Basic	$0.35	$(0.04)	$0.47	$(0.12)
Diluted	$0.32	$(0.04)	$0.43	$(0.12)
Weighted average shares outstanding:
Basic	216,617,143	210,134,681	214,902,040	208,576,903
Diluted	235,069,539	210,134,681	233,149,762	208,576,903
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Marketing	$2,458	$1,435	$6,755	$3,918
Operations and support	2,605	1,887	7,462	4,895
Technology and development	3,310	1,652	8,710	5,205
General and administrative	16,526	12,303	45,046	34,271
Total stock-based compensation expense	$24,899	$17,277	$67,973	$48,289

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income (loss)	$100,013	$(24,791)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11,027	6,857
Stock-based compensation	67,973	48,289
Change in fair value of liabilities	—	1,056
Net accretion on securities	(3,440)	(4,034)
Benefit for deferred taxes	(54,340)	(30)
Impairment of long-lived assets	114	429
Non-cash operating lease cost	1,875	1,412
Non-cash acquisition-related costs	—	2,264
Non-cash other	435	87
Changes in operating assets and liabilities:
Inventory	(26,295)	(430)
Prepaid expenses and other current assets	(1,535)	(401)
Other long-term assets	(47)	(39)
Accounts payable	35,052	4,401
Accrued liabilities	14,002	14,912
Deferred revenue	24,451	2,920
Operating lease liabilities	(1,761)	(1,402)
Earn-out payable	(2,825)	—
Net cash provided by operating activities	164,699	51,500
Investing activities
Purchases of investments	(150,595)	(136,415)
Maturities of investments	189,292	117,334
Proceeds from sales of investments	725	1,574
Investment in website development and internal-use software	(8,730)	(6,705)
Purchases of property, equipment, and intangible assets	(17,135)	(8,589)
Acquisition of business, net of cash acquired	(15,399)	—
Net cash used in investing activities	(1,842)	(32,801)
Financing activities
Proceeds from exercise of vested stock options	18,505	1,691
Payments for taxes related to net share settlement of equity awards	(33,096)	(10,101)
Repurchases of common stock	(78,034)	—
Proceeds from employee stock purchase plan	1,622	898
Payments for acquisition-related earn-out consideration	(3,190)	—
Net cash used in financing activities	(94,193)	(7,512)
Foreign currency effect on cash and cash equivalents	191	37
Increase in cash, cash equivalents, and restricted cash	68,855	11,224
Cash, cash equivalents, and restricted cash at beginning of period	97,519	47,628
Cash, cash equivalents, and restricted cash at end of period	$166,374	$58,852
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$165,518	$57,996
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$166,374	$58,852
Supplemental disclosures of cash flow information
Cash paid for taxes	$3,872	$645
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$704	$5,237
Right-of-use asset obtained in exchange for lease liability	2,174	591
Issuance of common stock for acquisition-related earn-out consideration	1,396	—
Issuance of common stock and liabilities assumed in connection with acquisition of business	16,000	—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income (loss) before stock-based compensation, depreciation and amortization, acquisition and transaction-related costs (which includes (i) consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses, and (ii) transaction professional services), impairment of long-lived assets, change in fair value of liabilities, interest income, and income taxes. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net income (loss) and other U.S. GAAP results.

Net Income (Loss) to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenue	$401,556	$226,699	$995,375	$625,381

Net income (loss)	75,588	(7,567)	100,013	(24,791)
Stock-based compensation	24,899	17,277	67,973	48,289
Depreciation and amortization	4,383	2,363	11,027	6,857
Acquisition and transaction-related costs	858	1,280	1,824	2,509
Impairment of long-lived assets	—	—	114	429
Change in fair value of liabilities	—	588	—	1,056
Interest income	(2,637)	(2,342)	(7,608)	(6,428)
(Benefit) provision for income taxes	(51,995)	651	(50,593)	1,024
Adjusted EBITDA	$51,096	$12,250	$122,750	$28,945

Net income (loss) as a % of revenue	19%	(3)%	10%	(4)%
Adjusted EBITDA margin	13%	5%	12%	5%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$85,267	$25,191	$164,699	$51,500
Less: purchases of property, equipment, and intangible assets in investing activities	(3,342)	(3,277)	(17,135)	(8,589)
Less: investment in website development and internal-use software in investing activities	(2,539)	(2,643)	(8,730)	(6,705)
Free Cash Flow	$79,386	$19,271	$138,834	$36,206

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger
Press@forhims.com